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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            AES Eastern Energy, L.P.


                  This Certificate of Limited Partnership of AES Eastern Energy, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the limited partnership is: AES Eastern Energy, L.P.

         2. The address of the registered office of the limited partnership is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership's registered agent at that address is Corporation Services Company.

         3.       The names and address of the general partners are:

                  Name                               Address
                  ----                               -------

                  AES NY, L.L.C.            1001 N. 19th Street
                                            Arlington, VA  22209

                  AES NY2, L.L.C.           1001 N. 29th Street
                                            Arlington, VA  22209

                  IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership have caused this Certificate of Limited Partnership, to be duly executed as of the 1st day of December, 1998.



                                            -------------------------------
                                            Barry J. Sharp, General Partner